UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 21, 2004 (September 20, 2004)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	1-32213	06-0918165
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

33 Maiden LaneNew York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 20, 2004, at 5:45 p.m., Doug Naidus, our Chairman and Chief Executive Officer, was interviewed on the television show Kudlow and Cramer, which aired live on CNBC.  Attached as Exhibit 99.1 to this Current Report on Form 8-K is the transcript of the interview.

* * * * *

Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; our ability to originate a portfolio of high quality prime adjustable-rate mortgage (“ARM”) and hybrid ARM loans; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this report. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. We are under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

Item 9.01    Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Transcript of Doug Naidus Kudlow and Cramer Interview on CNBC, September 20, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/S/ JOHN R. CUTI
John R. Cuti
Secretary

Date: September 21, 2004

MORTGAGEIT HOLDINGS, INC.

CURRENT REPORT ON FORM 8-K

Report Dated September 15, 2004 (May 28, 2004)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Doug Naidus Kudlow and Cramer Interview on CNBC, September 20, 2004.